EXHIBIT (a)(1)(C)

                          NOTICE OF GUARANTEED DELIVERY

                                    To Tender
    Shares of 7.195% Fixed Rate Cumulative Perpetual Senior Preferred Stock,
                                   Series B,
                    Liquidation Preference $1,000 Per Share,
                  CUSIP No. 26875P 40 8, ISIN No. US36875P4081
                                       of
                               EOG RESOURCES, INC.

                        Pursuant to the Offer to Purchase
                             dated October 11, 2006

         This Notice of Guaranteed Delivery, or one substantially in the form hereof, must be used to tender any and all shares of 7.195% Fixed Rate Cumulative Perpetual Senior Preferred Stock, Series B, with a liquidation preference of $1,000 per share (the "Shares") of EOG Resources, Inc., a Delaware corporation (the "Company") pursuant to the Offer (as defined below) by the Company if (i) certificates representing such Shares are not lost but are not immediately available or (ii) time will not permit the Letter of Transmittal with respect to the Shares (the "Letter of Transmittal"), Share certificates and all other required documents to reach D.F. King & Co., Inc. (the "Depositary") on or prior to the Expiration Date. This Notice of Guaranteed Delivery may be delivered by hand or mail or transmitted by telegram or facsimile to the Depositary. Capitalized terms used but not defined herein have the meanings ascribed to them in the Offer to Purchase (as defined below) and the Letter of Transmittal.

                                   ----------

         THIS OFFER WILL EXPIRE AT 9:00 A.M., NEW YORK CITY TIME, ON NOVEMBER 8, 2006, OR SUCH LATER TIME AND DATE TO WHICH THE OFFER IS EXTENDED (SUCH TIME AND DATE, THE "EXPIRATION DATE"). HOLDERS OF SHARES MUST TENDER THEIR SHARES ON OR PRIOR TO THE EXPIRATION DATE IN ORDER TO RECEIVE THE OFFER CONSIDERATION. TENDERED SHARES WHICH ARE TENDERED ON OR PRIOR TO THE EXPIRATION DATE MAY BE WITHDRAWN AT ANY TIME AT OR PRIOR TO THE EXPIRATION DATE, BUT NOT THEREAFTER.

                                   ----------

                          The Depositary for the Offer:

                              D.F. King & Co., Inc.

                 By Hand Delivery, Registered or Certified Mail:
                           48 Wall Street, 22nd Floor
                            New York, New York 10005
                            Attention: Kristian Klein

                                  By Facsimile:
                        (For Eligible Institutions Only)

                        Facsimile Number: (212) 809-8839
                        For Confirmation: (212) 232-2247

         DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE, OR TRANSMISSION OF INSTRUCTIONS VIA FACSIMILE TRANSMISSION OTHER THAN AS SET FORTH ABOVE, WILL NOT CONSTITUTE A VALID DELIVERY.

         THIS FORM IS NOT TO BE USED TO GUARANTEE SIGNATURES. IF A SIGNATURE ON A LETTER OF TRANSMITTAL IS REQUIRED TO BE GUARANTEED BY AN "ELIGIBLE INSTITUTION" UNDER THE INSTRUCTIONS THERETO, SUCH SIGNATURE GUARANTEE MUST APPEAR IN THE APPLICABLE SPACE PROVIDED IN THE SIGNATURE BOX ON THE LETTER OF TRANSMITTAL.

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

Ladies and Gentlemen:

         By execution hereof, the undersigned acknowledges receipt of the Offer to Purchase (as the same may be amended or supplemented from time to time, the "Offer to Purchase") of the Company, and the accompanying Letter of Transmittal and instructions thereto (the "Letter of Transmittal"), which together constitute the Company's offer to purchase (the "Offer") for cash from the holders of Shares any and all Shares, upon the terms and subject to the conditions set forth in the Offer to Purchase and the Letter of Transmittal.

         Upon the terms and subject to the conditions of the Offer to Purchase and the Letter of Transmittal, the undersigned hereby tenders to the Company the number of Shares indicated below pursuant to the guaranteed delivery procedures described in the Offer to Purchase under the caption "Procedures for Accepting the Offer and Tendering Shares--Guaranteed Delivery."

         The undersigned hereby represents and warrants that the undersigned has full power and authority to tender to the Company the number of Shares indicated below. The undersigned will, upon request, execute and deliver any additional documents deemed by the Depositary or the Company to be necessary or desirable for the perfection of the undersigned's tender of Shares. The undersigned understands that for a withdrawal of a tender of Shares to be effective, a written notice of withdrawal must be timely received by the Depositary at one of its addresses specified on the cover of this Notice of Guaranteed Delivery on or prior to the Expiration Date. No withdrawal of Shares which are tendered on or prior to the Expiration Date can be made after the Expiration Date.

         All authority conferred or agreed to be conferred by this Notice of Guaranteed Delivery shall survive the death, incapacity or dissolution of the undersigned and every obligation of the undersigned under the Letter of Transmittal shall be binding upon the undersigned's heirs, personal representatives, executors, administrators, successors, assigns, trustees in bankruptcy and other legal representatives.

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

                            PLEASE SIGN AND COMPLETE

         This Notice of Guaranteed Delivery must be signed by the registered holder(s) of Shares exactly as their name(s) appear(s) on Share certificate(s) or by person(s) authorized to become registered stockholder(s) by endorsements and documents transmitted with this Notice of Guaranteed Delivery. If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity, such person must set forth his or her name, address and capacity as indicated below and submit evidence satisfactory to the Company of such person's authority so to act.


Aggregate Number of Shares Tendered:       Name(s) of Registered Stockholder(s):


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Aggregate Number of Shares Held by
Registered Stockholder (including number of Shares Tendered)


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Certificate Nos. (if available):


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Window Ticket No. (if any):                Address of Registered Stockholder(s)
                                           including the Zip Code:


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

                                   GUARANTEE
                    (Not to be used for signature guarantee)

         The undersigned, a bank, broker, dealer, credit union, savings, association or other entity that is a member of the Security Transfer Agents Medallion Program, the New York Stock Exchange Medallion Signature Program or the Stock Exchange Medallion Program (each an "Eligible Institution") hereby (i) represents that each stockholder on whose behalf this tender is being made "own(s)" the Shares tendered hereby within the meaning of Rule 14e-4 under the Securities Exchange Act of 1934, as amended, (ii) represents that such tender of Shares complies with such Rule 14e-4 and (iii) guarantees to deliver to the Depositary either the certificates representing the Shares tendered hereby, in proper form for transfer of such Shares, in any such case together with a properly completed and duly executed Letter of Transmittal, or a manually signed facsimile thereof, with any required signature guarantees, and any other documents required by the Letter of Transmittal within two New York Stock Exchange trading days after the date hereof.

         The Eligible Institution that completes this form must communicate the guarantee to the Depositary and must deliver the Letter of Transmittal and Share certificates to the Depositary within the time period shown herein. Failure to do so could result in financial loss to such Eligible Institution.


Name of Firm:


----------------------------------------   -------------------------------------
                                                  (Authorized Signature)


Address:                                   Name:


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                                           Title:


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       (including Zip Code)


Area Code and Tel. No.:                    Date:


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NOTE:    DO NOT SEND SHARES WITH THIS NOTICE. SHARES SHOULD BE SENT TO THE
         DEPOSITARY TOGETHER WITH A PROPERLY COMPLETED AND DULY EXECUTED LETTER OF TRANSMITTAL AND ANY OTHER REQUIRED DOCUMENTS.

                 INSTRUCTIONS FOR NOTICE OF GUARANTEED DELIVERY

         1. Delivery of this Notice of Guaranteed Delivery. A properly completed and duly executed copy of this Notice of Guaranteed Delivery and any other documents required by this Notice of Guaranteed Delivery must be received by the Depositary at one of its addresses set forth herein prior to the Expiration Date. The method of delivery of this Notice of Guaranteed Delivery and any other required documents to the Depositary is at the election and risk of the stockholder. If delivery is by mail, it is suggested that stockholders use properly insured registered mail, return receipt requested, properly insured, and that the mailing be made sufficiently in advance of the Expiration Date, to permit delivery to the Depositary prior to such date. Instead of delivery by mail, it is recommended that stockholders use an overnight or hand delivery service. Delivery will be deemed made when actually received or confirmed by the Depositary. For description of the guaranteed delivery procedures, see Instruction 1 of the Letter of Transmittal.

         2. Signatures on this Notice of Guaranteed Delivery. If this Notice of Guaranteed Delivery is signed by the registered holder(s) of the Shares referred to herein, the signature(s) must correspond with the name(s) as written on the face of the certificates without alteration, enlargement, or any change whatsoever.

         If this Notice of Guaranteed Delivery is signed by a person other than the registered holder(s) of any Shares, this Notice of Guaranteed Delivery must be accompanied by appropriate stock powers, signed as the name of the registered holder(s) appears on the Shares.

         If this Notice of Guaranteed Delivery is signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation, or other person acting in a fiduciary or representative capacity, such person should so indicate when signing and submit with the Letter of Transmittal evidence satisfactory to the Company of such person's authority to so act.

         3. Requests for Assistance or Additional Copies. Questions relating to the procedure for tendering Shares and requests for assistance or additional copies of the Offer to Purchase, this Notice of Guaranteed Delivery and any other documents related to the Offer may be directed to the Depositary, or the Information Agent, each of whose address and telephone number appears on the back cover of the Offer to Purchase. Holders may also contact their broker, dealer, commercial bank, trust company or other nominee for assistance concerning the Offer.

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